Exhibit 3.7

Grant No.: _2020 .05 RIDEPAIR INC. RESTRICTED STOCK GRANT AWARD RidePair In c., a Delaware c orporatio n (the "Co mpany ") , grants to purchase of common stock, $.001 par va lu e (the "Shares"), of the Company to the Grantee named below, su bj ect to th e vesting conditions set forth i n the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment. Grant Date: _Aug 21, 2020_ Vesting Date: _S million, (1 million per Year) Liqu i d ation: The shares s hall be subject to a trickle out agreement Name of Grantee: _Peter D' Arruda Number of Shares Covered by Stock Grant : _5,0 00 , 000 Manner of Payment (check appropriate space): cash/check _X_ services By signing thi s cover sheet , you agree to all of the terms and conditions described in the attached Restricted Stock Award, a copy of which is also attached . You ac kno wledge that you have carefully reviewed the Agreement, and agree that the Agreement will control in the event any provision of this Award sh oul d appear to be inconsistent . Grantee: 1 (Signature) Company: (Signature) ೦ t/'1,U,. ( VJ v:,, Title : CEO

2 Attachments RIDEPAIR INC. RESTRICTED STOCK AWARD Restricted Stock/ Nontransferability Issuance and Vesting Forfeiture of Unvested Shares This grant is an award of stock in the number of Shares set forth on the cover sheet, at the Purchase Price set forth on the cover sheet, and subject to the vesting conditions described below ("Restricted Stock"). The purchase price for the Restricted Stock may be paid in either cash or check made payable to the Company, or may be deemed paid by yo ur services to the Company (if approved by the Board of Directors). To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to exec ution, attachment or similar process. The Company will issue your Restricted Stock in your name as of the Grant Date. Your right to the Shares under this Restricted Stock Award grant vests as to the total number of Shares covered by this grant, as shown on the cover sheet, on the first anniversary of the Grant Date (an"Anniversary Date") , provided yo u then continue in Service. If, however, you are restricted from selling Shares on the Anniversary Date pursuant to th e Company's polic y on insider trading and the liquidation trickle out of this policy, your Shares that would have vested on that vesting date will vest on the first dat e that is during a window period in which Company insiders are not restricted from selling Shares. Your right to the Shares under this Restricted Stock Award will become fully vested on your termination of Services due to death or di sa bility , or sale of th e Company (or such other conditions permitted by a written employment agreement with the Company). No additional Shares will vest after your Service has terminated for any reason. Trickle Out Restrictions In the event that your Service t er minates for any reason other than death or disability , you will forfeit to the Company all of the Shares subject to this grant that have not yet vested (unless otherwise provided in your employment agreement). For a period of four (4) yea rs after the date of commencement of trading, each holder will not, in any 90 - day period, sell a greater number of shares than the 10 - day average trading volume at the time of each proposed sa le . Escrow The certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the

3 provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknow l edging the number of Shares delivered in escrow to the Secretary of the Company. All regular cash dividends on the Shares (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. However , in the event of any dividend, split, recapitalization or other change affecting the Company's outstanding Shares as a class effected without receipt of consideration or in the event of a split, a dividend or a similar change in the Shares, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Shares shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Shares are at the time subject to the escrow requirements hereof. As your interest in the Shares vests, as described above, the certificates for such vested Shares shall be released from escrow and delivered to you, at your request, within 30 days of their vesting . Withholding Taxes Section 83(b) Election You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Shares acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of Shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate. Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the purchase price paid for the Shares and their fair market value on the date any forfeiture restrictions applicable to such Shares lapse will be reportable as ordinary income at that time . For this purpose, "forfeiture restrictions" include the forfeiture of unvested Shares that is described above. You may elect to be taxed at the time the Shares are acquired , rather than when such Shares cease to be subject to such forfeiture restrictions, by filing an election under Code Section 83(b) with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the Purchase Price i s less than the fair market value of the Shares on the Grant Date. No tax payment will have to be

4 made to the extent the Purchase Price is at least equal to the fair market value of the Shares on the Grant Date. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the Shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY CODE SECTION 83(b) ELECTION. Retention Rights Shareholder Rights Adjustments This Award does not give you the right to be retained by the Company (or any parent, Subsidiaries or Affiliates) in any capacity. The Company (and any parent, Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason. You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such Shares. Any distributions you receive as a result of any split, dividend, combination of Shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in this Agreement, no adjustments are made for dividends or other rights if the applicable record date occurs before your share certificate is issued . In the event of a split, a dividend or a similar change in the Shares, the number of Shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to this Agreement. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity. Legends All certificates representing the Shares issued in connection with this grant shall, where applicable, have endorsed thereon the following legends: "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMP ANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY

5 OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE." Applicable Law The Award Data Privacy This Award will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award to the substantive law of another jurisdiction. The text of the Award is incorporated in this Award by reference. Certain capitalized terms used in this Award are defined in the Award, and have the meaning set forth in the Award. This Award constitutes the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded. In order to administer the Award, the Company may process personal data about you. Such data includes, but is not limited to, the information provided in this Award and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Award. By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non - U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Compan y to administer the Award. Consent to Electronic Delivery The Company may choose to deliver certain statutory materials relating to the Award in electronic form. By accepting this grant, you agree that the Company may deliver the Award prospectus and the Company's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Secretary of the Company to request paper copies of these documents.

6 By signing th e cover sheet of this Restrict e d Stock Award, you agree to all of the terms and conditions described above and in the Award.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, ____________ sells, assigns and transfers to RidePair Inc., a Delaware corporation (the "Company"), ____________ (__________) shares of common stock of the Company represented by Certificate No. ___ and does hereby irrevocable constitute and appoint ______________ to transfer the said shares on the books of the Company with full power of substitution in the premises.

Dated:____________, 201__

Peter J D'ARRUDA

____

Print Name

____

Signature

Spouse Consent (if applicable)

____________________ (Purchaser's spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares of common stock of the Company.

____

Signature

INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO CAUSE THE FORFEITURE OF YOUR UNVESTED SHARES AS SET FORTH IN THE AWARD WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.

A-1

EXHIBITB ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE The und ersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder: 1. The name, address and social security number of the undersigned: Name: ?t \ - eO - ( - _j Df \ - (< <2 \ l {<l ft Address: \ 2 L \ PD ೦೦ \ e.. - \ or ೦ v \ C( Le_ C, flr - R - '{ NC t - '7 ೦ l g Social Security No.: '3 ƒ l( (o \ o 1'2. '1 ೦ 2. Description of property with respect to which the election is being made: shares of common stock, par value $0.00 1 per share, of RidePair Inc. , a Delaware corporation (the "Company"). 3. The dat e on which the property was transf erre d is _,200_. 4. The taxabl e year to which this e l ection re l ates is calendar year 200_. 5. Nature of restriction s to which the property is subject: B - 1

08/21/2020

PROCEDURES FOR MAKING ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(b) The following procedures must be followed with respect to the attached form for making an election under Internal Re v enue Code section 83(b) in order for the election to be effective: 1 1. You must file one copy of the completed election form with the IRS Service Center where y ou file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock. 2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company. 3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the shares are transferred to you. (1) Whether or not to make the election is your decision and may create tax consequences for you . You are advised to consult your tax advisor if you are unsure whether or not to make the election . C - 1